Exhibit 32.2
CERTIFICATIONS
     In connection with the Quarterly Report of CNX Gas Corporation (the “Registrant”) on Form 10-Q for the period ending September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark D. Gibbons, Chief Financial Officer (principal financial officer) of the Registrant, certify that to my knowledge, based upon a review of the Report:
     (i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
     (ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
Date: October 30, 2007

/s/ Mark D. Gibbons
Mark D. Gibbons
Chief Financial Officer